Exhibit 10.2

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made as of March 26, 2026 (“Execution Date”), with an effective date as of March 24, 2026 (the “Effective Date”) by and between Assembly Biosciences, Inc., a Delaware corporation with principal executive offices at Two Tower Place, 7th Floor, South San Francisco, CA 94080 (the “Company”) and Jason A. Okazaki (the “Executive”):

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement effective as of January 1, 2023 (the “Employment Agreement”);

WHEREAS, on March 24, 2026, the Company’s Compensation Committee of the Company’s Board of Directors approved an increase in the Executive’s targeted Annual Performance Target from 60% to 65% of the Executive’s then current Base Salary (the “Target Bonus Increase”); and

WHEREAS, the parties desire to enter into this Amendment, to reflect the Target Bonus Increase.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.
Target Bonus Increase. Section 5(b) of the Employment Agreement is hereby amended and restated as follows:

“(b) Annual Performance Bonus. The Executive shall be eligible to receive an annual performance-based bonus during the Term (the “Annual Performance Bonus”) targeted at sixty-five percent (65%) of Executive’s then current Base Salary based on the attainment by the Company and the Executive of certain performance objectives as established annually by the Board (or committee thereof) in consultation with Executive. The Annual Performance Bonus shall be payable in a single lump-sum as determined by the Board (or a committee thereof) in its sole discretion regarding the level of performance achieved. Except as otherwise provided in this Agreement, to earn any particular Annual Performance Bonus, the Executive must, in addition to satisfying the performance objectives, remain employed on the date the Annual Performance Bonus is paid; provided, further, that the Annual Performance Bonus will be paid no later than seventy-five (75) days after the end of the period to which the Annual Performance Bonus pertains.”

2.
Miscellaneous.
(a)
This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without giving effect to its principles of conflicts of laws.

(b)
In the event of any dispute arising out of, or relating to, this Amendment or the breach thereof, or regarding the interpretation thereof, the parties agree to submit any differences to nonbinding mediation prior to pursuing resolution through the courts. The parties hereby submit to the exclusive jurisdiction of the state and federal courts situated in San Francisco County, California, and agree that service of process in such court proceedings shall be satisfactorily made upon each other if sent by registered mail addressed to the recipient at the address referred to in Section 11(g) below.
(c)
This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns.
(d)
This Amendment, and the Executive’s rights and obligations hereunder, may not be assigned by the Executive. The rights and obligations of the Company under the Employment Agreement and this Amendment shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including any successors or assigns in connection with any sale, transfer or other disposition of all or substantially all of its business or assets.
(e)
This Amendment cannot be amended orally, or by any course of conduct or dealing, but only by a written agreement signed by the parties hereto.
(f)
The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of the Employment Agreement or this Amendment shall not be construed as a waiver or relinquishment of future compliance therewith, and such terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of the Employment Agreement or this Amendment on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.
(g)
All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be delivered personally or by an overnight courier service or sent by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address of record in his personnel file and to the Company at the address for its corporate headquarters, and shall be deemed given when so delivered personally or by overnight courier, or, if mailed, five days after the date of deposit in the United States mail. Either party may designate another address, for receipt of notices hereunder by giving notice to the other party in accordance with this Section 11(g).
(h)
The Employment Agreement and this Amendment set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.
(i)
The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

(j)
This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same original, binding document. Any facsimile, PDF reproduction of original signatures or other electronic transmission of a signed counterpart shall be deemed to be an original counterpart and any signature appearing thereon shall be deemed to be an original signature. Each party agrees that the electronic signatures of the parties included in this Amendment, including via DocuSign®, are intended to authenticate this writing and to have the same force and effect as manual signatures.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and intend it to be effective as of the Effective Date by proper person thereunto duly authorized.

ASSEMBLY BIOSCIENCES, INC.
By:	/s/ William R. Ringo, Jr.
Name:	William R. Ringo, Jr.
Title:	Chairman of the Board

EXECUTIVE

/s/ Jason A. Okazaki
Name: Jason A. Okazaki